UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 13, 2017

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 13, 2017, Rexford Industrial Realty, Inc. (the “Company”), as guarantor, and its operating partnership, Rexford Industrial Realty, L.P. (the “Operating Partnership”), as issuer, entered into a Note Purchase and Guarantee Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”). The Note Purchase Agreement provides for the private placement of $125.0 million of senior guaranteed notes, maturing on July 13, 2027, with a fixed annual interest rate of 3.93% (the “Notes”). On July 13, 2017, the Operating Partnership and the purchasers completed the issuance of the Notes.
Interest on the Notes will be payable quarterly on the thirteenth day of January, April, July and October in each year, commencing on October 13, 2017. The Operating Partnership will be permitted to prepay at any time all, or from time to time any part of, the Notes, in amounts not less than $2.5 million of the Notes then outstanding at (i) 100% of the principal amount so prepaid and (ii) the Make-Whole Amount (as defined herein and in the Note Purchase Agreement). The "Make-Whole Amount" is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes.
The Note Purchase Agreement contains a series of financial and other covenants the Company and the Operating Partnership must comply with, including:

•	Maintaining a ratio of total indebtedness to total asset value of not more than 60%;

•	Maintaining a ratio of total secured debt to total asset value of not more than 40%;

•	Maintaining a ratio of total secured recourse debt to total asset value of not more than 15%;

•	Maintaining a minimum tangible net worth of at least the sum of (i) $760,740,750, and (ii) an amount equal to at least 75% of the net equity proceeds received by the Company after September 30, 2016;

•	Maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0;

•	Maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%; and

•	Maintaining a ratio of unencumbered NOI to unsecured interest expense of at least 1.75 to 1.0.
Subject to the terms of the Note Purchase Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, as discussed above, or interest under the Notes, (ii) a default in the payment of certain other indebtedness of the Operating Partnership, the Company or their subsidiaries, (iii) a default in compliance with the covenants set forth in Note Purchase Agreement, and (iv) bankruptcy and other insolvency defaults, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the Purchasers.
The Company and certain of its subsidiaries fully and unconditionally guarantee the Operating Partnership’s obligations under the Notes.
The Operating Partnership used the proceeds from the issuance of the Notes to partially fund the acquisition of an industrial business park, as further described under Item 2.01 of this Current Report on Form 8-K. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The foregoing summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 18, 2017, the Company, through its Operating Partnership, completed the acquisition of Rancho Pacifica Industrial Park, from CSHV Rancho Pacifica, LLC, an unaffiliated third-party seller. Rancho Pacifica Industrial Park is comprised of six multi-tenant buildings totaling approximately 1.2 million rentable square feet located in Rancho Dominguez, California, within the Company's South Bay submarket.

As of the date of the acquisition, Rancho Pacifica Industrial Park was over 99% leased to 23 tenants. Three tenants currently each occupy more than 10% of the rentable square feet at Rancho Pacifica Industrial Park, and together occupy 627,192 rentable square feet, or 53.6% of the total rentable square feet at Rancho Pacifica Industrial Park. The following table sets forth additional information regarding the three largest tenants at Rancho Pacifica Industrial Park:

Tenant	Leased Square Feet	Annualized Base Rent(1)	Lease Expirations
Tenant A	340,672	2,043,175	9/30/2020	(2)
Tenant B	144,920	921,691	12/31/2020
Tenant C	141,600	840,084	3/31/2021

(1)	Calculated for each tenant as the monthly contracted base rent per the terms of such tenant's lease for July 2017, multiplied by 12. Excludes rent abatements and expense reimbursements from tenants.

(2)	Includes (i) 111,769 rentable square feet expiring June 30, 2018, and (ii) 228,903 rentable square feet expiring September 30, 2020.
The table below sets forth a summary schedule of lease expirations for leases in place in Rancho Pacifica Industrial Park as of the date of acquisition, plus available space, for the remainder of 2017 and each of the calendar years noted below. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Lease Expirations	Total Rentable Square Feet	Annualized Base Rent(1)	Percentage of Annualized Base Rent(2)	Annualized Base Rent per Square Foot(3)
Available(4)	—	10,146	$—	—%	$—
Month-to-month	2	3,600	$56,032	0.7%	$15.56
Remainder of 2017	2	2,956	$46,689	0.6%	$15.79
2018	4	206,162	$1,445,109	18.7%	$7.01
2019	3	93,655	$696,506	9.0%	$7.44
2020	5	571,764	$3,437,435	44.4%	$6.01
2021	3	199,464	$1,330,757	17.2%	$6.67
2022	4	68,515	$611,701	7.9%	$8.93
2023	—	—	$—	—%	$—
2024	—	—	$—	—%	$—
2025	1	14,544	$115,188	1.5%	$7.92
Total Portfolio	24	1,170,806	$7,739,417	100.0%	$6.67

(1)	Calculated as the monthly contracted base rent per the terms of the lease(s) at such property for July 2017, multiplied by 12. Excludes rent abatements and expense reimbursements from tenants.

(2)	Calculated as annualized base rent for the applicable leases at such property divided by annualized base rent for the total property as of July 18, 2017.

(3)	Calculated as annualized base rent for the applicable leases at such property divided by leased square feet for such leases as of July 18, 2017.

(4)	Represents vacant space as of the date of acquisition.
The purchase price of Rancho Pacifica Industrial Park was $210.5 million, exclusive of closing costs. The Company funded the acquisition as follows: (i) cash proceeds of $125.0 from the issuance of the Notes and (ii) cash from drawing on the Company's unsecured revolving credit facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Note Purchase Agreement
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Credit Agreement
As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2017, the Company entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto, providing for (i) a $350.0 million unsecured revolving credit facility (the “Revolver”) and (ii) a $100.0 million unsecured term loan facility. On July 17, 2017, the Company borrowed $102.0 million under the Revolver to partially fund the acquisition of the Rancho Pacifica Industrial Park described in Item 2.01 of this Current Report and for other general corporate purposes. Following such borrowing, the total amount of borrowings outstanding under the Revolver was $234.0 million.
The description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2017, and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On July 19, 2017, the Company issued a press release announcing the acquisition of Rancho Pacifica Industrial Park and the issuance of the Notes. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.
The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired. To the extent required by this item, audited financial statements will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(b)
Pro Forma Financial Information. To the extent required by this item, pro forma financial information will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(d)	Exhibits.

10.1	Note Purchase and Guarantee Agreement, dated as of July 13, 2017, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.
99.1	Press Release dated July 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
July 19, 2017	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
July 19, 2017	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase and Guarantee Agreement, dated as of July 13, 2017, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.
99.1	Press Release dated July 19, 2017